Exhibit 10.31

SUBLEASE

THIS SUBLEASE (this “Sublease”) is made and entered as of this 8th day of February, 2016 (the “Effective Date”) by and between REC AMERICAS LLC, a Delaware limited liability company (“Sublandlord”), and ADYNXX, INC., a Delaware corporation (“Subtenant”).

RECITALS

A.         Sublandlord is the current tenant of certain premises, depicted on the floor plan attached hereto as Exhibit A, consisting of 3,659 rentable square feet located at 100 Pine Street, Suite 500, San Francisco, California (the “Master Premises”), pursuant to that certain Office Lease (the “Master Lease”) dated as of October 27, 2014, by and between 100 Pine Street Investment Group, L.L.C., a Delaware limited liability company, as landlord (the “Master Lessor”), and Sublessor as tenant. A true, correct and complete copy of the Master Lease is attached hereto as Exhibit B.

B.         Sublandlord desires to sublease the entire Master Premises to Subtenant, and Subtenant desires to sublease the entire Premises from Sublandlord, on the terms and conditions contained in this Sublease. Hereinafter, the Master Premises are sometimes referred to as the “Premises.”

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.           Sublease of Premises.

1.1     Sublease. Subject to receipt of Landlord’s Consent (as defined below), Sublandlord leases the Premises to Subtenant, and Subtenant leases the Premises from Sublandlord for the term, at the rentals and upon the terms and conditions set forth below. Any capitalized terms not otherwise defined herein shall be as defined in the Master Lease.

1.2     Condition of Premises. Sublandlord shall provide the Premises in their “as is” condition as of the date of this Sublease (but (a) with the benefit of any representations and warranties set forth in the Master Lease and (b) vacant, broom clean and free of all waste, equipment, fixtures and personal property except for the furniture and fixtures listed in Schedule A to that certain Bill of Sale dated on or about the date hereof (the “Bill of Sale”)), and Sublandlord shall have no obligation to install any tenant improvements, renovate or remodel the Premises, or otherwise prepare the Premises for occupancy by Subtenant. Except as expressly set forth in Sections 5.4 and 12.5 of this Sublease, Sublandlord makes no representations or warranties, whether express or implied, with respect to the Premises or the equipment, furniture and systems used in connection with the Premises (including without limitation any representation or warranty of habitability or of fitness for any particular purpose); provided however that notwithstanding the foregoing (x) Sublandlord does represent and warrant that it has no knowledge of any material defects in the Premises (or its equipment, furniture, systems or fixtures) and (y) Sublandlord shall be responsible for, and shall promptly repair, any damage to the Premises and the Building caused by Sublandlord moving out of the Premises and the Building.

2.           Term.

2.1     Term and Commencement Date. The term of this Sublease (the “Term”) shall commence on the later of (a) March 1, 2016, (b) the date the Sublease is fully executed, (c) the date of receipt by Subtenant of Master Lessor’s executed written consent to this Sublease, in a form reasonably acceptable to Subtenant and including the non-disturbance provision described in Section 12.2 below (the “Landlord’s Consent”), or (d) the date upon which Sublandlord shall deliver the Premises to Subtenant in the condition required by Section 1.2 (the “Commencement Date”), and shall continue in effect until December 31, 2019, unless earlier terminated pursuant to the terms of this Sublease. In the event Master Lessor shall not have provided the Landlord’s Consent on or before thirty (30) days following the Effective Date, then Subtenant shall have the right, in its sole discretion, to terminate this Sublease, in which event Sublandlord shall promptly return to Subtenant any security deposit, rent and other amounts paid by Subtenant and the parties shall be released of all obligations under this Sublease. Sublandlord agrees to use commercially reasonable efforts to expeditiously obtain the Landlord’s Consent and to pay whatever review (and other) fees Master Lessor shall properly assess in accordance with the Master Lease in connection with its review of this Sublease and its issuance of the Landlord’s Consent.

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2.2     Early Access. As long as Subtenant has delivered to Sublandlord the prepaid rent, security deposit and certificates of insurance required by this Sublease, Subtenant shall have the right to access the Premises from and after the later of (a) February 15, 2016, or (b) the date that Master Lessor delivers its Landlord’s Consent (the “Early Access Date”), for the limited purposes, of installing trade fixtures, equipment, cabling, furniture and conducting other customary pre-commencement activities, but not for the purpose of conducting its business from the Premises. If Subtenant totally or partially occupies the Premises after the Early Access Date but prior to the Commencement Date for such limited purposes, Subtenant shall have no obligation to pay Base Rent or Additional Rent during such period, but all other terms of this Sublease (including but not limited to the insurance obligations set forth in Article 9) shall be in effect during such period. Any such early possession shall not affect or advance the Commencement Date or the Term. During any such early possession, (a) Subtenant shall not commence the operation of business, and (b) Subtenant shall at all times comply with Master Lessor’s rules and regulations regarding tenant move-in procedures. If Subtenant breaches of any of the foregoing conditions, and if such breach continues after notice and a three-day grace period, Sublandlord may, in addition to exercising any of its other rights and remedies set forth in this Sublease, revoke Subtenant’s right to early access to the Premises upon written notice to Subtenant.

3.           Rent.

3.1     Base Rent. During the Term, Subtenant shall pay Sublandlord monthly base rent (“Base Rent”) as follows:

Period of Time	Annual Base Rent	Monthly Base Rent	Annual Rent per RSF
3/1/16 — 2/28/17*	$219,540.00*	$18,295.00*	$60.00
3/1/17 — 2/28/18	$226,126.20	$18,843.85	$61.80
3/1/18 — 2/28/19	$232,909.99	$19,409.17	$63.65
3/1/19 — 12/31/19	$239,897.29**	$19,991.44	$65.56

*To be reduced pro rata, on a daily basis, to the extent that the Commencement Date is delayed beyond March 1, 2016.

**The parties agree that this “annual base rent” for the 3/1/19-12/31/19 period shall not be fully payable, but only 10 months multiplied by the monthly rent of $19,991.44, or $199,914.40.

3.2     Additional Rent. In addition to Base Rent, Subtenant shall pay Sublandlord an amount equal to the “Additional Rent” payable by Sublandlord under the Master Lease to the extent incurred during the Term of this Sublease, excluding any amounts arising from defaults by Sublandlord under the Master Lease (the “Additional Rent”); provided, however, (a) the Additional Rent payable by Subtenant hereunder shall be calculated based upon a “Base Year (as defined in the Master Lease) of calendar year 2016, and (b) Sublandlord shall be solely liable and responsible for all payments of Additional Rent under the Master Lease other than the Additional Rent payable by Subtenant hereunder, whether arising prior to, during or after the end of the Term.

3.3     Rent. Base Rent, Additional Rent and any other amounts payable under this Sublease are referred to collectively as “Rent.”

3.4     Payment of Rent. Upon execution of this Sublease, Subtenant shall pay to Sublandlord Base Rent in an amount equal to Base Rent for the first full calendar month of the Term (i.e., $18,295.00), which shall be applied toward the Base Rent first due under this Sublease. Following such payment, all Base Rent and Additional Rent payable under this Sublease shall be due and payable in advance, without off-set or deduction (except as otherwise set forth in this Sublease or the Master Lease), on the first day of each month during the Term of this Sublease. If any month during the Term is not a full month, Base Rent and Additional Rent for such month shall be prorated based on the actual number of days in that month.

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3.5     Late Charges. If any Rent is not paid within five (5) days of the date when due, Subtenant shall pay a late charge to Sublandlord equal to five percent (5%) of the delinquent amount. Neither demand for, nor receipt of, any late charge called for under this Sublease shall (a) operate to waive any default by Subtenant or provide a substitute for Subtenant’s full and timely performance of the obligation to pay Rent, or (b) limit the exercise of any other right or remedy Sublandlord may have under this Sublease in case of Subtenant’s default. If any payment of Rent is returned for insufficient funds, Sublandlord shall have the right to require future payments to be paid by cashiers check, ACH or other electronic means.

4.           Security Deposit.

4.1     Upon the execution of this Sublease, Subtenant shall pay to Sublandlord a security deposit in the amount of $73,180.00 (the “Security Deposit”). If Subtenant has not been in default under this Sublease as of the end of the first year of the Term, Landlord agrees to reduce the Security Deposit, effective as of the first day of the second year of the Term, to $54,885, and shall return to Subtenant $18,295.00 of the Security Deposit then held by Sublandlord; provided, however, if Subtenant has been in default under this Sublease during the first year of the Term, the Security Deposit will not be so reduced. Upon expiration of the Term, as long as Subtenant is not in default under this Sublease Sublandlord shall return the Security Deposit to Subtenant not later than 30 days thereafter, after deducting in good faith the reasonable amounts needed to make good any default by Subtenant. Sublandlord shall have the right, but not the obligation, after five days prior notice to Subtenant, to apply all or any portion of the Security Deposit to cure any Subtenant default at any time, in which case Subtenant shall be obligated to restore the Security Deposit to its original amount within ten (10) business days. Subtenant waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant or to clean the Premises, it being agreed that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any defaults of Subtenant under this Sublease.

4.2     Sublandlord agrees that Subtenant shall deliver $18,295.00 of the Security Deposit in the form of a cash deposit concurrently with the execution of this Sublease, and within five (5) business days following execution of this Sublease, Subtenant shall deliver $54,885.00 of the Security Deposit in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”). The Letter of Credit shall (a) be in the amount of $54,885.00, (b) be in form and substance reasonably satisfactory to Sublandlord, (c) name Sublandlord as its beneficiary, (d) expressly allow Sublandlord to draw upon it at any time or from time to time following an event of default in the amount of the applicable default by delivering to the issuer written notice, (e) be drawn on an FDIC-insured financial institution reasonably satisfactory to Sublandlord with a branch office in San Francisco, CA, (f) be freely transferable by Sublandlord, and (g) have an expiration date of not earlier than the expiration date of this Sublease, or provides for automatic renewals through the expiration date of this Sublease. If Sublandlord is not provided with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) days before the applicable expiration date of the existing Letter of Credit, then Sublandlord shall have the right to draw under such Letter of Credit then held by Sublandlord and hold such funds as a cash security deposit in accordance with the terms of this Article 4.

4.3     Sublandlord shall keep the $18,295 of the Security Deposit that will be delivered in the form of a cash deposit in a separate account from its general accounts. Unless otherwise expressly agreed in writing by Sublandlord, no part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Subtenant under this Sublease. If Sublandlord keeps the Security Deposit in an interest bearing account, all interest shall accrue for the benefit of Sublandlord.

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5.           Use.

5.1     Permitted Use. Subtenant will use and occupy the Premises solely for general office uses and for no other use.

5.2     Access. Throughout the Term of this Sublease, Subtenant and its employees shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, subject to any contrary provisions stated in the Master Lease. Sublandlord shall furnish Subtenant with keys or key cards to the Premises upon receipt of request from Subtenant. Subtenant agrees to comply with all requirements of the Master Landlord relating to the keys or key cards, and shall pay Sublandlord any charges incurred with respect to providing such keys or key cards to Subtenant or replacing any lost keys or key cards. Upon the expiration or earlier termination of this Sublease, Subtenant will deliver to Sublandlord all keys and key cards that were previously provided to it.

5.3     Compliance with Master Lease.

(a)     Neither Sublandlord nor Subtenant will conduct any activity that would be prohibited under the terms of the Master Lease, and neither shall take any action that would cause Sublandlord to be in default under the Master Lease.

(b)     Sublandlord will not terminate (and will not permit the termination of) the Master Lease for any reason, and Sublandlord hereby assigns, sublets and conveys to Subtenant all of Sublandlord’s right, title and interest in Sublandlord’s right of early termination as set forth in the Master Lease at Section 52(b). In furtherance of the foregoing, (a) Sublandlord shall take all appropriate action so that the Master Lease is and shall remain in full force and effect and (b) upon notice from Subtenant, Sublandlord shall take all appropriate action to cooperate with Subtenant in the exercise of the early termination option set forth in Section 52(b) of the Master Lease.

(c)     Sublandlord shall promptly send to Subtenant any notices it receives from Master Lessor.

(d)     At expiration of this Sublease, Sublandlord shall remove all Alterations it has previously made (including cabling) unless such removal is not required by the terms of the Master Lease, except Sublandlord shall not be required to remove any Alterations that are included in the property conveyed to Subtenant pursuant to the Bill of Sale.

5.4     Compliance With Laws. Subtenant shall comply with all governmental laws, ordinances, rules, regulations and orders applicable to the use by Subtenant of the Premises and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any public or private nuisance under California law or unpermitted use in or at the Premises, all at Subtenant’s sole expense, Without limiting the foregoing, Subtenant shall be solely responsible for ensuring that the Premises and Subtenant’s use of the Premises comply with the requirements of Section 8 of the Master Lease (including, without limitation, with respect to compliance with the Disabilities Acts, as defined therein). At Sublandlord’s written request, Subtenant shall furnish Sublandlord with evidence of all required licenses and permits for operation of Subtenant’s business at the Premises. Subtenant shall not permit any action that would constitute a public or private nuisance under California law.

6.     Parking. Subtenant acknowledges that, except as set forth in Section 52(a) of the Master Lease, parking is not provided under the Master Lease and, accordingly, except as set forth in Section 52(a) of the Master Lease, this Sublease provides Subtenant with no parking rights. If Subtenant otherwise wishes to park in the building, Subtenant shall arrange for parking directly with the parking company that provides parking in the Building.

7.     Alterations. Subtenant shall not have the right to install any alterations or improvements in the Premises without complying with the provisions of Section 6 of the Master Lease. Alterations shall be constructed and installed in accordance with and shall be subject to all relevant provisions of the Master Lease, including without limitation Sections 6, 7 and 8 of the Master Lease.

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8.     Assignment or Subletting. Subtenant shall not have the right to assign this Sublease or further sublet any portion of the Premises without complying with the provisions of Section 15 of the Master Lease. Any assignment or subletting will be subject to the requirements, terms and conditions of the Master Lease. It is understood and agreed that Sublandlord shall be solely responsible for full compliance with the provisions of Section 15(f) of the Master Lease with respect to this Sublease, and shall promptly pay to Master Lessor any Transfer Consideration and/or Transfer Premium due to Master Lessor with respect to this Sublease.

9.     Insurance.

9.1     Insurance Requirements. Prior to the Commencement Date or any earlier entry onto the Premises, Subtenant shall provide Sublandlord with evidence that Subtenant has obtained and maintains the same policies of insurance that Tenant is required to carry under the Master Lease, in the amounts and subject to the requirements stated therein. Subtenant shall maintain all such policies in effect throughout the entire Term. The liability coverage provided by such policies shall in no way limit Subtenant’s liability for claims in excess of Subtenant’s policy limits. Such policies obtained by Subtenant shall name both Sublandlord and Master Landlord as additional insureds (and any other parties required by the Master Lease to be named as additional insureds).

9.2     Waiver of Subrogation. Sublandlord hereby waives all rights of recovery against Subtenant on account of loss and damage occasioned to Sublandlord for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage, or which are required to be maintained by Sublandlord, even if Sublandlord fails to obtain and maintain such coverage. Subtenant hereby waives all rights of recovery against Sublandlord on account of loss and damage occasioned to Subtenant or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage, or which are required to be maintained by Subtenant, even if Subtenant fails to obtain and maintain such coverage. Subtenant and Sublandlord shall, upon obtaining policies of insurance required hereunder or under the Master Lease, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Sublease and Subtenant and Sublandlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Sublandlord or Subtenant in connection with any damage covered by such policy.

10.     Surrender. Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender and deliver up the Premises in the condition required by Sections 5(c) and 6(c) of the Master Lease, with all of Subtenant’s personal furniture, fixtures and equipment (including, without limitation, all furniture, fixtures and equipment conveyed to Subtenant pursuant to the Bill of Sale), and all Alterations made by or on behalf of Subtenant, removed from the Premises (to the extent required by the Master Lease), provided however, that Sublandlord shall continue to be obligated to remove any Alterations (if any) made by or on behalf of Sublandlord prior to the Effective Date of this Sublease (to the extent required by the Master Lease) and to repair any damage to the Premises caused by such removal. Subtenant shall repair any damage to the Premises caused by the removal of its furniture, fixtures and equipment (including, without limitation, all furniture, fixtures and equipment conveyed to Subtenant pursuant to the Bill of Sale), and the removal of any Alterations made by or on behalf of Subtenant. If Subtenant fails to remove any items of furniture, fixtures or equipment on or before the expiration or earlier termination of this Sublease, Sublandlord may, at its option, deem such items to be abandoned and may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid at Subtenant’s cost) and dispose of or warehouse such items or warehouse, and Subtenant shall pay the cost of such removal, repair, restoration, disposal or warehousing to Sublandlord on demand, or Sublandlord may treat such items as having been conveyed to Sublandlord with this Sublease acting as a bill of sale therefor, without further payment or credit by Sublandlord to Subtenant.

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11.     Default and Remedies. Subtenant shall be in default under this Sublease if Subtenant fails to pay any amount or perform any other obligation required by this Sublease when due, subject to the same notice and expiration of grace or cure periods as are applicable to Sublandlord under the Master Lease (“default”). Upon any such default, Sublandlord shall have the same remedies that Master Landlord has under the Master Lease with respect to defaults thereunder by Sublandlord, in addition to any rights or remedies available at law or in equity, and all such remedies shall be cumulative. Without limiting the generality of the foregoing, Sublandlord may exercise the damage remedies available under California Civil Code Sections 1951.2 and 1951.4 or any similar or successor statute which provides that a lessor may continue a lease in effect and recover damages as they become due.

12.     Provisions Regarding Master Lease.

12.1     Consent of Master Landlord. This Sublease is conditioned upon the Master Landlord delivering its executed Landlord’s Consent. Subject to the provisions of Section 2.1, if the Master Landlord does not consent to this Sublease, neither party hereunder shall have any rights or obligations under this Sublease.

12.2     Subordination to Master Lease. This Sublease is subject and subordinate to the Master Lease.

12.3     Incorporation of Terms of Master Lease.

(a)     The parties acknowledge that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Master Lease and specifically to allocate those rights and obligations in this Sublease. Accordingly, in order to afford to Subtenant the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Sublandlord against a default by Subtenant which causes a default by Sublandlord under the Master Lease, all of the terms and conditions contained in the Master Lease are incorporated as the terms and conditions of this Sublease, except the following provisions which do not have any application to this Sublease: (a) any provisions relating to Sublandlord’s payment of Rent to Master Landlord; (b) any provisions relating to the term of the Master Lease (except that if the term of the Master Lease is terminated prior to the expiration of this Sublease, this Sublease shall terminate (unless Subtenant otherwise agrees with Master Lessor and except as otherwise set forth in the Landlord’s Consent), and if such termination arises in connection with any default, breach, failure, act or omission of Sublandlord, then (i) Sublandlord shall be liable to Subtenant for all damages, losses, liabilities, costs and expenses arising therefrom, including without limitation reasonable attorney’s fees (collectively, “Losses”) and (ii) Sublandlord hereby agrees to indemnify, protect, defend and hold Subtenant harmless from all such Losses); (c) any options to expand the Master Premises or to extend the term of the Master Lease; (d) any rights of first refusal or rights of first offer that may be stated in the Master Lease; (e) intentionally deleted; (f) any signage rights (except(i) Subtenant shall have the same signage rights as set forth in Section 45 of the Master Lease, (ii) Sublandlord shall remove its sign adjacent to the main entrance of the Premises and install (or cause Master Lessor to install, at Sublandlord’s sole cost and expense) Subtenant’s Building standard sign no later than ________, 2016); (g) any rights to receive tenant improvement allowances or similar allowances; (h) any provisions that conflict with the terms and conditions stated in this Sublease; (i) Basic Lease Provisions 4,5,9, 10, 11, and 14; and (j) Lease Provisions 2, 4, 19(a) and (b), 33 All incorporated provisions of the Master Lease (the “Incorporated Provisions”) shall be deemed to operate prospectively from and after the Commencement Date of this Sublease.

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(b)     All provisions of the Master Lease that require the “Tenant” to seek the prior approval or consent of the “Landlord” shall require Subtenant to seek the prior approval or consent of each of Sublandlord and the Master Lessor, which, in the case of Sublandlord, shall not be unreasonably withheld, conditioned or delayed, and in the case of Master Lessor, shall be governed by the same standards applicable as between Tenant and Master Lessor under the Master Lease. All notices required to be given by the “Tenant” to the “Landlord” under the Master Lease shall require Subtenant to provide such notices to each of Sublandlord and the Master Lessor. All notices to be provided to Subtenant, Sublandlord or the Master Lessor shall be given in the manner set forth in the Master Lease, to the following addresses:

If to the Master Lessor:

100 Pine Street Investment Group, L.L.C.

100 Pine Street, Suite 325

San Francisco, CA 94111

Attn: Property Manager

Fax: 415-986-3735

If to Sublandlord:

REC Americas LLC

3592 Sacramento Drive, Suite 170

San Luis Obispo, CA 93401

Attn: ____________________

If to Subtenant:

Rick Orr, President

Adynxx, Inc.

100 Pine Street, Suite 500

San Francisco, CA 94111

(c)     Each reference in Incorporated Provisions of the Master Lease to the “Lease” shall mean this Sublease, and each reference in Incorporated Provisions of the Master Lease to “Landlord” and “Tenant” shall refer in this Sublease to Sublandlord and Subtenant, respectively.

12.4     Interpretation of Lease. The Incorporated Provisions of the Master Lease, along with all of the terms and conditions set forth in full in the text of this Sublease, shall constitute the terms and conditions of this Sublease. In the event of any conflict between the Incorporated Provisions and the text of this Sublease concerning the rights, duties or obligations of the parties under this Sublease, the terms set forth in full herein shall control.

12.5     Sublandlord Representations and Warranties. Sublandlord hereby represents and warrants as follows:

(a)     The Master Lease is not modified or amended and is in full force and effect;

(b)     Sublandlord has not sublet the Premises or assigned the Master Lease and has full and complete authority to enter into this Sublease:

(c)     Sublandlord has not filed (and has no present intention to file) any petition or debtor’s claim under Federal or state bankruptcy or insolvency laws, and no such action has been filed against Sublandlord; and

(d)     the Commencement Date of the Master Lease is November 21, 2014 and the Expiration Date of the Master Lease is December 31, 2019.

13.         Indemnification.

13.1     Except to the extent caused by the negligence or willful misconduct of Sublandlord or Sublandlord’s agents, employees or contractors, Sublandlord’s breach of the Master Lease or this Sublease, or Sublandlord’s acts on the Premises, Subtenant agrees to indemnify, protect and defend Sublandlord against and hold Sublandlord harmless from any and all loss, cost, liability, damage and expense, including, without limitation, penalties, fines and counsel fees and disbursements, and any claims by any persons by reason of injury or death to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence, incurred in connection with or arising from (a) any default by Subtenant in the observance or performance of any of the terms, covenants or conditions of this Sublease; and/or (b) the use or occupancy or manner of use or occupancy of the Premises by Subtenant or any person claiming through or under Subtenant, or of the employees, agents, licensees or invitees of Subtenant, in, on, or about the Premises during the term of this Sublease, including, without limitation, any act, omission or negligence in the making or performing of any alterations.

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13.2     Except to the extent caused by the negligence or willful misconduct of Subtenant or Subtenant’s agents, employees or contractors, Subtenant’s breach of the Master Lease or this Sublease, or Subtenant’s acts on the Premises, Sublandlord agrees to indemnify, protect and defend Subtenant against and hold Subtenant harmless from any and all loss, cost, liability, damage and expense, including, without limitation, penalties, fines and counsel fees and disbursements, and any claims by any persons by reason of injury or death to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence, incurred in connection with or arising from (a) any default by Sublandlord in the observance or performance of any of the terms, covenants or conditions of this Sublease and/or (b) the use or occupancy or manner of use or occupancy of the Premises by Sublandlord (prior to the Commencement Date) or any person claiming through or under Sublandlord, or of the employees, agents, licensees or invitees of Sublandlord, in, on, or about the Premises, including, without limitation, any act, omission or negligence in the making or performing of any alterations.

14.     Brokers. Sublandlord and Subtenant warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease other than CM Commercial Real Estate Inc. representing Subtenant and Cushman & Wakefield of California, Inc: representing Sublandlord (collectively, the “Brokers”), and that they know of no real estate brokers or agents other than the Brokers who are entitled to a commission in connection with this Sublease. Sublandlord shall pay a commission to the Brokers pursuant to a separate agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent.

15.     USA Patriot Act and Anti-Terrorism Laws. Each party represents and warrants to, and covenants with, the other party that neither it nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the term of the Lease, as extended hereby, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”), and/or the Uniting and Strengthening America by Fulfilling Rights and Ending Eavesdropping, Dragnet collection and Online Monitoring Act of 2015 (the “USA Freedom Act”). Each party covenants with the other party that neither it nor any of its respective constituent owners or affiliates is or shall be during the term of the Lease, as extended hereby, a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Sublandlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order, the USA Patriot Act and the USA Freedom Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eofffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above. At any time and from time-to-time during the Term, either party shall deliver to the other party, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to the other party evidencing and confirming a party’s compliance with this Section.

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16.     Civil Code § 1938 Advisory. Sublandlord hereby notifies Subtenant that Master Landlord has advised Sublandlord that the Building has not undergone inspection by a Certified Access Specialist (CASp) (as defined in California Civil Code § 55.52(a)(3)), and Sublandlord refers Subtenant to Exhibit F of the Master Lease attached hereto relating to disability access obligations under San Francisco Administrative Code Chapter 38.

17.     Miscellaneous Provisions. This Sublease shall be governed by and construed in accordance with the laws of the State of California. This Sublease, together with the Master Lease, constitutes the entire agreement among the parties relating to the subject hereof and supersedes all prior understandings between the parties relating to the subject hereof, whether written or oral. No waiver of any rights or remedies by any party to this Sublease shall constitute a waiver of any future or other right or remedy by that party. If any provision of this Sublease shall be held to be invalid, void or unenforceable, the remainder of this Sublease shall remain in full force and effect without being affected, impaired or invalidated thereby. Nothing contained in this Sublease shall result in any party being the agent or legal representative of any other party for any purpose whatsoever, nor shall this Sublease be deemed to create any form of business organization among the parties hereto. Time is of the essence of this Sublease. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. In the event of any litigation involving the parties to this Sublease to enforce any provision of this Sublease, to enforce any remedy available upon default under this Sublease, or seeking a declaration of the rights of either party under this Sublease, the prevailing party shall be entitled to recover from the other such attorneys’ fees and costs as may be reasonably incurred.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

9.

IN WITNESS WHEREOF, this Sublease is executed as of the date first written above.

SUBLANDLORD:		SUBTENANT:

REC AMERICAS LLC,		ADYNXX, INC.,
Delaware limited liability company		a Delaware corporation

By:	/s/ Dye-Zone Chen	By:	/s/ Rick Orr

Name:	Dye-Zone Chen	Name:	Rick Orr

Title:	VP, Global Market Intelligence & US Business Development	Title:	CEO

Date:	February 8, 2016	Date:	February 5, 2016

10.

EXHIBIT A

FLOOR PLAN SHOWING THE PREMISES

11.

EXHIBIT B

COPY OF THE MASTER LEASE

[See attached]

12.